UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 15, 2010

P. H. Glatfelter Company
__________________________________________
(Exact name of registrant as specified in its charter)

Pennsylvania	001-03560	23-0628360
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

96 S. George Street, Suite 500, York, Pennsylvania		17401
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	717 225 4711

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 15, 2010, George H. Glatfelter II tendered his resignation as Chairman and as a member of the Board of Directors of P. H. Glatfelter Company (the "Company"). As previously reported, Mr. Glatfelter is retiring as Chief Executive Officer of the Company on December 31, 2010 and the Company’s Governance Principles require that a director who retires from his principal position of employment tender his resignation. The Board of Directors determined not to accept Mr. Glatfelter’s resignation.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On December 15, 2010, the Board of Directors of the Company adopted an amendment to the Company’s Amended and Restated Bylaws. The amendment increases the mandatory retirement age from 72 years of age to 75 years of age. Pursuant to this amendment, when the term of any director extends beyond the date when the director reaches 75 years of age, such director must resign from the Board of Directors effective at the annual meeting of shareholders next following his 75th birthday. The Board has the discretion to determine not to accept the director’s resignation on a case-by-case basis, if the director’s continued service is in the best interest of the Company. This amendment is to Section 2.2 of Article II of the Company’s Amended and Restated Bylaws.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

The following exhibits are filed herewith:

3.1 Amendment to the Amended and Restated Bylaws of P. H. Glatfelter Company.

3.2 Amended and Restated Bylaws of P. H. Glatfelter Company, as amended.

17.1 Resignation letter of Mr. George H. Glatfelter II.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

P. H. Glatfelter Company

December 20, 2010	By:	Thomas G. Jackson

Name: Thomas G. Jackson
Title: Vice President, General Counsel & Secretary

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Exhibit Index

Exhibit No.	Description

3.1	Amendment to the Amended and Restated Bylaws of P. H. Glatfelter Company.
3.2	Amended and Restated Bylaws of P. H. Glatfelter Company, as amended.
17.1	Resignation letter of Mr. George H. Glatfelter II.